UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2006

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  810-987-2200

n/a
(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Item 3.02    Unregistered Sales of Equity Securities.

On May 22, 2006, SEMCO Energy, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”), holder of certain of the Company’s 5% Series B Convertible Cumulative Preferred Stock (the “Preferred Stock”), pursuant to which Credit Suisse is required to transfer to the Company a total of 59,900 shares of the Preferred Stock in exchange for the Company issuing 689,996 shares of the Company’s common stock, par value $1.00 (“Common Stock”), and paying $7,587,530.96 in cash. Pursuant to the terms of the Exchange Agreement, the closing of this exchange occurred on May 26, 2006. The Exchange Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company completed this exchange of the 59,900 shares of Preferred Stock for the 689,996 shares of Common Stock and $7,587,530.96 cash in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including Section 3(a)(9) thereof.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit 10.1	Exchange Agreement between the Company and Credit Suisse Securities (USA) LLC dated May 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMCO Energy, Inc. (Registrant)

Date: May 26, 2006	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
Form 8-K
May 26, 2006

Filed
Exhibit No.	Description	Herewith	By Reference

10.1	Exchange Agreement between the Company and Credit Suisse Securities (USA) LLC dated May 22, 2006	X